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                                                                  EXHIBIT 24(b)


                    CERTIFIED COPY OF RESOLUTIONS ADOPTED BY
                       UNANIMOUS WRITTEN CONSENT TO ACTION
                          BY THE BOARD OF DIRECTORS OF
                            BROWN-FORMAN CORPORATION


     Following are excerpts of resolutions adopted by the Board of Directors of Brown-Forman Corporation on June 15, 1999 by unanimous written consent.

         WHEREAS, in connection with the increase in the number of shares that may be used for awards under the Plan, the Securities Act of 1933 requires the Company to file a new registration statement on Form S-8 relating to the additional shares that would be used for awards under the Plan (the "Registration Statement");

         NOW, THEREFORE, BE IT:

         RESOLVED, that following the stockholders' approval of the proposed share increase and reapproval of the performance measures, the appropriate officers of the Company, with the assistance of its accountants and counsel, are hereby authorized to prepare, execute, and file the Registration Statement with the Securities and Exchange Commission on behalf of the Company; and

         RESOLVED FURTHER, that Michael B. Crutcher, Senior Vice President, General Counsel, and Secretary of the Company, be and hereby is appointed and designated as a person duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to any documents relating to the Registration Statement; and

         RESOLVED FURTHER, that the Company, and each director and officer who may be required to execute any filings or documents relating to the Registration Statement and any amendments thereof or appendices thereto be, and hereby is, authorized to execute a power of attorney appointing Steven B. Ratoff, Michael B. Crutcher, and Nelea A. Absher, and each of them, his or her true and lawful attorneys and agents:

         (a) to execute in his or her name, and on behalf of the Company, any and all documents relating to the Amended Plan, and to



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              file the same with the Securities and Exchange Commission; and

         (b) to execute in his or her name, and on behalf of the Company, any and all documents relating to the Amended Plan, and to file the same with any state or foreign securities commissions.

      I, Nelea A. Absher, being duly elected and acting Assistant Vice President and Assistant Secretary of Brown-Forman Corporation, do hereby certify that the above is a true and complete copy of certain resolutions adopted by unanimous written consent of the Board of Directors of said corporation, pursuant to section 141(f) of the Delaware Corporation Code, and that said resolutions are still in full force and effect.

     In testimony whereof, witness my hand this the 12th day of October, 1999.




                                             /s/ Nelea A. Absher
                                             -----------------------------------
                                             Nelea A. Absher
                                             Assistant Vice President and
                                             Assistant Secretary
                                             Brown-Forman Corporation




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